ACL Personal Portfolio Plus 2
Registration Statement 333-00519

EXHIBIT INDEX

Exhibit  9:        Opinion of Counsel.

Exhibit  10:       Consent of Independent Auditors.

Exhibit  14.1:     Power of Attorney dated April 21, 2000